Fortune Brands Outlines Go-Forward Strategies for Two World-Class Publicly Traded Companies at 2022 Investor Day

Leaders to Discuss Strategic Vision for Both Fortune Brands Innovations, Inc. and MasterBrand, Inc. Beginning at 9 a.m. ET

DEERFIELD, IL – December 6, 2022 – Fortune Brands Home & Security, Inc. (NYSE: FBHS or “Fortune Brands” or the “Company”), an industry-leading home and security products company, today will host an Investor Day in advance of its planned separation into two world-class companies, which is expected to occur on December 14, 2022. Shortly after the separation of MasterBrand, Inc. (NYSE: MBC or “MasterBrand”), Fortune Brands will be changing its name to Fortune Brands Innovations, Inc., reflecting the Company’s focus on driving accelerated growth in its categories through brands and innovation.

As Fortune Brands and MasterBrand prepare to pursue independent paths, members of the senior leadership teams of both companies will present an update on each company’s strategic initiatives, growth plans and value creation drivers.

In the morning session, Fortune Brands CEO Nicholas Fink and his leadership team will explain why Fortune Brands is poised for accelerated growth and productivity, including its pursuit of exciting, supercharged categories.

“I am thrilled to introduce Fortune Brands Innovations, a brand, innovation and channel leader in the home, security and commercial building markets. With leading positions in attractive growth markets, an aligned organization underpinned by the Fortune Brands Advantage capabilities that position us to drive exceptional returns, and a talented team with a track record of through-the-cycle value creation, we are well positioned to drive supercharged growth,” said Fink. “Our focus on safety and sustainability, our ongoing digital transformation, and our disciplined approach to strategic acquisitions also set the stage for further long-term value creation. Taken together, I’m incredibly excited about the path forward for Fortune Brands Innovations.”

In the afternoon session, David Banyard, President and incoming CEO of MasterBrand, together with his leadership team, will elaborate on how MasterBrand is driving efficiency and flexibility across the enterprise, transforming it into a streamlined, tech-enabled business able to deliver for the unique needs of each customer.

Banyard stated, “I am honored to lead MasterBrand, a company grounded in 70 years of rich history, as it starts a new chapter as an independent company. Our strategic transformation has enabled us to make great progress across our product lines and operations and we see tremendous opportunities ahead. Further evolution of The MasterBrand Way is helping us align the business for growth, engage teams to foster problem solving, and use technology to improve quality and service.” He added, “With an unrivaled product offering, distribution network and operations, we are charting a course to deliver long-term sustainable growth while we strengthen our leadership position as the largest residential cabinet manufacturer in North America.”

In addition, both companies will provide an update on expectations for 2023 and outline future financial targets.

Webcast Details

The Fortune Brands presentation will begin at 9:00 a.m. ET, and the MasterBrand presentation will begin at approximately 12:30 p.m. ET.

A live video webcast and accompanying slide presentation will be available on the Investor Relations section of the FBHS website at https://ir.fbhs.com/upcoming-events, or at the Investor Day event site at https://investorday.fbhs.com. A replay will also be available online following the event.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This presentation contains certain “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: general business strategies, market potential, anticipated future financial performance, the potential of our brands, the housing market, the timing of the completion of the intended spin-off transaction, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including, but not limited to: the expected benefits and costs of the intended spin-off transaction; the tax-free nature of the spin-off; the expected timing of the completion of the spin-off transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives;

our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Source: Fortune Brands Home & Security, Inc.

INVESTOR CONTACT:
Investor.Questions@fbhs.com

MEDIA CONTACT:
Media.Relations@fbhs.com